SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

JAMES BARCLAY ALAN, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was March 10, 2003. The mailing address for purposes of communicating with the Company is Suite 514 - 1529 West 6th Avenue, Vancouver, BC, Canada.  This action has been executed to be effective twenty (20) days from the date of mailing of this Information Statement to the Shareholders.

     (b) This Information Statement will be mailed to security holders on or after May 7, 2003.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 23,459,235 as of March 10, 2003, of which 12,480,000 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was March 10, 2003.

     (c)-(e) Inapplicable

    14A Items 7 through 9.

        Inapplicable.

    14A Item 10.  Compensation Plans.

 SB Item 201(d), Release 33-8048 Information:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (C)
Equity Compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	0	0	0
Total	0	0	0

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        None.

     14A Item 12. Modification or Exchange of Securities

    The consent of a majority of the voting shares of the Company was given for the approval of a resolution to effect a one for one and one quarter (1:1.25) reverse stock split.

    PURPOSE AND EFFECTS OF THE REVERSE SPLIT

    Purposes

The primary purpose of the reverse stock split is to combine the outstanding shares of common stock so that the common stock outstanding after the reverse split is closer to other similar companies both in number of shares outstanding and price per share.  The Company feels this action will benefit current shareholders by facilitating greater trading liquidity in the Company's stock.  However, there can be no assurance that the Company's stock will, in fact, experience greater trading liquidity after the reverse split occurs.

The aggregate market value of the Company's common stock, $0.0001 par value held by non-affiliates was approximately $$821,073.23 based on the closing price for the common stock on March 10, 2003, the number of shares outstanding of the Company's common stock was 23,459,235.

Over the last year, ending March 10, 2003, the closing price for the common stock on the Over the Counter Bulletin Board ranged from $0.01 to $0.32 per share.  The closing price for the common stock on March 10, 2003 was $0.035 per share.  The Bulletin Board does not require any minimum share price for shares to be quoted on it.  However, we believe that such a low quoted market price per share may discourage potential new investor, increase market price volatility and reduce the liquidity of our common stock.

We believe that the reverse stock split will increase the price at which the shares are quoted, but we cannot guarantee that this will happen or that any increased price will be maintained.

Reasons

We believe that the current per share price level of our common stock has reduced the effective marketability of the shares because may leading brokerage firms are reluctant to recommend low priced stock to their clients.  Some investors view low-priced stock as unattractive because of the greater trading volatility that is sometimes associated with these stocks.  In addition, a variety of brokerage house policies and practices relating to the payment of brokerage commissions make the handling of low priced stocks unattractive to brokers from an economic standpoint.  In addition, since brokerage commissions on low-priced stock are generally higher as a percentage of the stock price than commission on higher priced stock, the current share price of the common stock means that stockholders are paying higher transaction costs than they would pay if the share price were substantially higher.  The relatively high commission costs also may limit the willingness of institutions to purchase the common stock at its current low share price.

The reverse split will also increase the number of authorized but unissued shares of common stock.  The increase in authorized shares will allow us to consider the possibility of other corporate needs or opportunities, such as financing transactions, possible future acquisitions, employee benefits and other corporate purposes.

For all the above reasons, we believe the reverse stock split is in the best interests of both the Company and its stockholders.  We expect that after the reverse stock split, the common stock will trade at a higher price than the current market price of the stock.  However, we cannot give any assurance that it will trade at twenty-five times the market price before the reverse stock split.

Effects

Effects on the Stockholders

EXCEPT FOR THE MINOR EFFECT OF ROUNDING FRACTIONAL SHARES UP, THE REVERSE STOCK SPLIT WILL NOT AFFECT ANY STOCKHOLDER'S PROPORTIONATE EQUITY INTEREST IN THE COMPANY.

As of the date of this Information Statement, we had approximately 174 record holders of common stock, based on information received from the transfer agent.  We estimate that, after the reverse stock split, we will continue to have approximately the same number of stockholders.

Effect on holders of options, warrants and convertible securities

After the reverse stock split, the number of shares of common stock that may be purchased upon the exercise of outstanding options, warrants and other securities convertible into, or exercisable for, common stock, and the per share exercise or conversion prices will be adjusted appropriately, so that the aggregate number of shares of common stock that may be issued on exercise or conversion will be 1/1.25 of the number issuable before the reverse split, and the aggregate exercise or conversion prices will remain unchanged.

No appraisal rights

Nevada law does not provide dissenter's rights as a result of a reverse stock split.  Any stockholders who object will nevertheless be bound by the decision of the majority of stockholders to approve the reverse split on the proposed terms.  Objecting stockholders will not be entitled to receive payment for their shares, and will not have any other legal rights to prevent the transaction from occurring.

Effect on the Company

The reverse split will reduce the number of shares of common stock that are issued and outstanding.  We are currently authorized under our certificate of incorporation to issue 100,000,000 shares of the common stock.  As of the date of this information statement, an aggregate of 23,459,235 shares of the common stock were issued and outstanding.  The reverse stock split will reduce the number of issued and outstanding shares of the common stock to approximately 18,767,388; however, the number of authorized shares will remain at 100,000,000.

The par value of the shares will remain at $0.0001 per share following the reverse split, and the number of shares of the common stock outstanding will be reduced.  As a result, the aggregate par value of the outstanding common stock will be reduced, while the aggregate capital in excess of par will be correspondingly increased.  The reverse stock split will not affect our retained deficit, and the stockholders' equity will remain substantially unchanged.

After the reverse stock split is completed, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information about us will be restated to reflect the reverse stock split.

Exchange Act Registration

The shares are currently registered under the Securities Exchange Act of 1934.  We do not expect to de-register our shares as a result of the reverse split, and we intend to continue filing reports under that Act.

Additional effects of authorized but unissued shares

The reverse split will increase the number of authorized but unissued shares of common stock as a percentage of the total number of shares of common stock authorized.  Existing stockholders do not have any preemptive rights under the certificate of incorporation or otherwise to purchase any shares of common stock that we may issue.  Shares may be issued in the future that may dilute the voting power of existing stockholders, increase or decrease earnings per share and/or increase or decrease the book value per share of the shares then outstanding.

The ability of the Board of Directors to issue additional shares of common stock without further stockholder approval could discourage any possible unsolicited efforts to acquire control of the company.  However, the reverse split is not intended as an anti-takeover device.  Management is not aware of any third party who may currently intend to accumulate our common stock or to gain control of the Company.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of the reverse stock split to holders of our common stock and to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and judicial decisions currently in effect, all of which are subject to change. The summary does not address all aspects of federal income taxation that may apply to a stockholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The discussion assumes throughout that stockholders have held the shares of Company common stock subject to the reverse stock split as capital assets at all relevant times. The summary does not cover the applicability and effect of any state, local or foreign tax laws on the reverse stock split, and investors should accordingly consult their own tax advisors for information about the state, local and foreign tax consequences of the transaction.

THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Stockholders will not recognize gain or loss from the reverse split. Their adjusted tax basis of their new common stock will be the same as their adjusted tax basis in their existing common stock. The holding period of new common stock received as a result of the reverse split will be the same as holding period for the stockholder's existing common stock.

The reverse split will be a tax-free recapitalization to the Company under the Internal Revenue Code. The Company will not recognize any gain or loss as a result of the reverse split. There will not be any other material tax consequences to the Company from the transaction. The tax consequences of the reverse split to affiliates of the Company who are stockholders will be the same to those affiliates as they are to other stockholders. There will be no material tax consequences from the reverse split to affiliates who are not stockholders of the Company.

EXCHANGE OF CERTIFICATES

When the reverse stock split is effected, the Company or its transfer agent will provide holders of record on the effective date of the reverse stock split with transmittal forms and instructions for exchanging their stock certificates for a new certificate or certificates representing the appropriate number of new shares of Company common stock. On the effective date of the reverse stock split, each certificate representing an outstanding share of Company common stock will be deemed for all corporate purposes, and without further action by any person, to evidence ownership of the reduced whole number of new shares of Company common stock.

If certificates for shares of common stock have been lost or destroyed, we may, in our discretion, accept a properly executed affidavit and indemnity agreement of loss or destruction, in a form satisfactory to us, in lieu of the lost or destroyed certificate. Additional instructions regarding lost or destroyed stock certificates will be included with the transmittal form and instructions sent to stockholders of record after the reverse stock split is effected.

We will send the transmittal form and instructions to stockholders of record promptly after the effective date of the reverse stock split. Do not send in your stock certificate until you receive the transmittal form and instructions.

Stockholders will not have to pay any brokerage commissions in connection with the exchange of certificates.

       14A Item 13. Financial and Other Information.

        (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended December 31, 2001, filed as of April 17, 2002; and the company's interim statements updating that information, Form 10-QSB, for the period ended March 31, 2002, filed with the Securities and Exchange Commission on July 2, 2002.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

              Inapplicable.

    14A Items 15, 16, 17 and 18 are inapplicable to this information statements.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            On March 10, 2003, a majority of the Shareholders of the Company also voted to amend section one of the Articles of Incorporation of the Company in order to change the Company's name to "Titan Consolidated, Inc."

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

JAMES BARCLAY ALAN, INC.

(Registrant)

By: /s/ Kent Jacobson

       Kent Jacobson, President

Dated: May 20, 2003

MATERIAL INCORPORATED BY REFERENCE:

          Annual Report on Form 10KSB, filed April 17, 2002 for the period ending December 31, 2001;

Quarterly Report on Form 10QSB, for the period ending March 31, 2002, filed on July 2, 2002.